Exhibit 99.1

SCIENTIFIC GAMES AND WMS ANNOUNCE EARLY TERMINATION OF

HART-SCOTT-RODINO ACT WAITING PERIOD

NEW YORK, NY and WAUKEGAN, IL, MARCH 11, 2013 – Scientific Games Corporation (Nasdaq: SGMS) and WMS Industries Inc. (NYSE: WMS) today announced that the companies received notice from the Federal Trade Commission of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in connection with Scientific Games’ proposed acquisition of WMS.

Termination of the HSR Act waiting period satisfies one of the conditions required for completion of the merger. The transaction remains subject to additional conditions, including the approval of the merger agreement by WMS stockholders and receipt of required gaming approvals, as described in the amended preliminary proxy statement filed by WMS on March 8, 2013.

As previously announced on January 31, 2013, Scientific Games has agreed to acquire WMS for $26.00 in cash per common share, or approximately $1.5 billion in the aggregate.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games’ integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming terminals and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

About WMS

WMS serves the gaming industry worldwide by designing, manufacturing and marketing games, video and mechanical reel-spinning gaming machines, video lottery terminals and in gaming operations, which consists of the placement of leased participation gaming machines in legal gaming venues. The Company also develops and markets digital gaming content, products, services and end-to-end solutions that address global online wagering and play-for-fun social, casual and mobile gaming opportunities. WMS is proactively addressing casino gaming floor evolution with its WAGE-NET® networked gaming solution, a suite of systems technologies and applications designed to increase customers’ revenue generating capabilities and operational efficiency. More information on WMS can be found at www.wms.com or visit the Company on Facebook®, Twitter® or YouTube®.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, beliefs, assumptions and estimates and are not guarantees of future results or performance. Similarly, statements that describe the proposed transaction, including its financial impact, and other statements of management’s expectations, beliefs, assumptions, estimates and goals regarding the proposed transaction are forward-looking statements. It is uncertain whether any of the events or results anticipated by the forward-looking statements (including consummation of the proposed transaction) will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Scientific Games or WMS stock. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction; the ability to secure the remaining regulatory approvals at all or in a timely manner; the ability of Scientific Games to successfully integrate WMS’ operations, product lines and technology; the ability of Scientific Games to implement its plans, forecasts and other expectations with respect to WMS’ business after the completion of the transaction and realize additional opportunities for growth and innovation; and the other risks, uncertainties and important factors contained and identified (including under the heading “Risk Factors”) in Scientific Games’ and WMS’ filings with the Securities and Exchange Commission (the “SEC”), such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Neither Scientific Games nor WMS undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances. WMS is responsible for information in this press release concerning WMS and Scientific Games is responsible for information in this press release concerning Scientific Games.

Additional Information and Where to Find It

WMS has filed with the SEC on March 8, 2013 an amended preliminary proxy statement in connection with the proposed transaction with Scientific Games. WMS intends to file with the SEC a definitive proxy statement, which will be sent or given to the stockholders of WMS and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by WMS with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from WMS by contacting Investor Relations by mail at Attn: Investor Relations, Investor Relations, 800 S. Northpoint Boulevard, Waukegan, IL 60085.

Participants in the Solicitation

WMS and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about WMS’ directors and executive officers is included in WMS’ Annual Report on Form 10-K for the fiscal year ended June 30, 2012, filed with the SEC on August 21,

2012 and in the proxy statement for WMS’ 2012 Annual Meeting of Stockholders, filed with the SEC on October 17, 2012. Additional information regarding these persons and their interests in the merger is included in the amended preliminary proxy statement filed with the SEC on March 8, 2013. These documents can be obtained free of charge from the sources indicated above.

Contacts

For Scientific Games

Investor Relations:

Cindi Buckwalter, (212) 754-2233

Media Relations:

Aimee Remey, (212) 754-2233

For WMS

Investor Relations:

Bill Pfund, (847) 785-3167, bpfund@wms.com

Media Relations:

Mollie Cole, (773) 961-1194, mcole@wms.com

Joe Jaffoni or Richard Land

JCIR, (212) 835-8500, wms@jcir.com